UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Poplar Avenue, Suite 215, Memphis, TN 34119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

Paeso De Bernardez #95 FRACC, Lomas De Bernardez, Guadalupe 986 10, ZAC, Mexico (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 21, 2014, the board of directors appointed Mr. Clarence Parks (Age: 40) to fill the positions of President of the Company.

There are no family relationships between Mr. Clarence Parks any other of our directors or executive officers or directors. Mr. Parks has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

The following sets forth biographical information for Mr. Ross:

Mr. Parks (Age: 40), has a BA in Communications from Middle Tennessee State University (1999). Mr. Parks has over 15 years business experience including most recently as CEO of DHS Holding Co.(symbol DHSM), where he successfully launched an online casino and negotiated international property acquisition(October 2013- June 2014); and CEO of UA Multimedia (symbol UAMM),(June 2012- January 2013). He is also the principal of White Collar Press Corporation, a private Nashville publishing company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer